Exhibit 5.1

March 1, 2006

Energy Conversion Devices, Inc.

2956 Waterview Drive

Rochester Hills, Michigan 48309

Ladies and Gentlemen:

In connection with the issuance by Energy Conversion Devices, Inc., a Delaware corporation (the “Company”), of an aggregate of up to 7,666,928 shares (the “Company Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), including up to 1,050,000 Company Shares to cover over-allotments, if any, and the sale by certain selling stockholders (the “Selling Stockholders”) of an aggregate of up to 383,072 shares of Common Stock (the “Selling Stockholder Shares” and collectively with the Company Shares, the “Shares”) pursuant to (i) the Company’s Registration Statement on Form S-3ASR (Registration No. 333-131886) (as amended, the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on February 16, 2006, and (ii) the related prospectus dated February 15, 2006, as supplemented by the prospectus supplement relating to the sale of the Shares dated March 1, 2006 (as so supplemented, the “Prospectus”), as filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Act, and the free writing prospectus relating to the sale of the Shares dated March 1, 2006 (the “Free Writing Prospectus”), as filed by the Company with the Commission pursuant to Rule 433, certain legal matters with respect to the Shares are being passed upon for the Company by me. This opinion is being furnished to you for filing as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission (the “Form 8-K”).

I have examined originals, or copies certified or otherwise identified, of the Restated Certificate of Incorporation and Bylaws of the Company, each as amended to date, the Underwriting Agreement, dated as of March 1, 2006, between the Company, the Selling Stockholders, and UBS Securities LLC, as representative of several underwriters named in the underwriting agreement (collectively, the “Underwriters”) relating to the sale of the Shares (the “Underwriting Agreement”), the Registration Statement, the Prospectus, the Free Writing Prospectus, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, I have relied upon certificates of officers of the Company and of public officials as I have deemed necessary. In giving the opinions below, I have assumed that the signatures on all documents examined by me are genuine, that all documents submitted to me as originals are accurate and complete, that all documents submitted to me as copies are true and correct copies of the originals thereof and that all information submitted to me was accurate and complete.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that the Company Shares have been duly authorized and, when issued and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and that the Selling Stockholder Shares are validly issued, fully paid and non-assessable.

I express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the use of my name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, I do not believe that I am an “expert” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Roger John Lesinski
Roger John Lesinski
General Counsel